EXHIBIT 99

U S WEST Logo


         Investor Relations

                                   NEWS FLASH

February 25, 1999

               - U S WEST Holds Third Annual Investor Conference -
               - Trujillo Says Growth is Key to Business Strategy:
       PCS Subscriber Levels to Double, DSL Subscribers to Exceed 100,000, uswest.net Subscribers to Pass Quarter-Million Mark by Year's End -


VAIL, Colo. -- U S WEST today held its third annual Investor Conference for an audience of about 100 Wall Street analysts in this Colorado resort. During the day, the company provided a flavor of the type of experience it is bringing -- and that it intends to bring -- to its 25 million customers.

"Not only do our customers have the pleasure of living in one of the finest parts of the country," said Sol Trujillo, president and CEO of U S WEST. "But the type of telecommunications experience we bring them today -- and that we intend to bring them tomorrow -- makes their lives even better here."

During the day, the company provided guidance around expectations for its growth businesses. Among these expectations, the company said it expects to:

o Double the level of subscribers to its integrated, one-number Advanced PCS wireless service from year-end 1998 levels of 185,000 thereby growing 1999 revenues to an anticipated $200 million.
o Add 80,000-plus customers to its first-in-the-nation, high-speed digital subscriber line (DSL) service, MegaBit Services, by year's end, exceeding the 100,000 mark.
o Exceed the quarter-million mark in subscriber levels to its highly regarded Internet access service, uswest.net.
o Grow 1999 revenues from its data initiatives, including Digital Subscriber Line (DSL), Internet access and vertical data services to between $3-$4 billion by 2003.
o Achieve more than $25 million in sales of E-Commerce-related services, primarily through its data and directory divisions in 1999. The company expects its total E-Commerce initiatives to yield $1 billion in revenues cumulatively in the next three years.

                                     -more-


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"Our company is about growth," said Sol Trujillo, president and CEO of U S WEST.
"We're focused on bringing customers a unique experience, an experience centered on integration, innovation and the Internet. That's why earlier this week we announced an initiative to spend an additional $300 million in 1999 to help improve our channel and infrastructure capabilities, position us for entry into the interLATA long-distance business, and sharpen our competitive edge."

John Chambers, chairman and CEO of Cisco Systems, made a guest appearance at the conference. During his remarks, Chambers applauded U S WEST for stepping up to the high-speed data challenge. U S WEST's high-speed DSL data offering, MegaBit Services, reaches 40 percent of U S WEST's customers, while penetration of cable modems in U S WEST's region is only 10 percent.

"Entering the high-speed data arena should be a requirement for all the Local Exchange Carriers," Chambers said. "U S WEST's moves in this direction are right on the money. I'm surprised that others aren't being as aggressive, because in the new Internet economy where the fast beat the slow, those who attain share in this market early will be the long-term winners."

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and year 2000 remediation); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) a change in economic conditions in the various markets served by U S WEST's operations;
(vii) higher than anticipated start-up costs associated with new business opportunities; (viii) delays in U S WEST's ability to begin offering interLATA long-distance services; (ix) consumer acceptance of broadband services, including telephony, data, video and wireless services; and (x) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

U S WEST (NYSE: USW) provides a full range of telecommunications services -- including wireline, wireless PCS, data networking, directory and information services -- to more than 25 million customers nationally and in 14 western and midwestern states. More information about U S WEST can be found on the internet at http://www.uswest.com.

                                       ###

Further information: Larry Thede, 303-896-3550; Rodney Miller, 303-896-3096; Martha Daniele Paine, 303-896-5706.